UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 13, 2025

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2025 (the “Amendment No. 4 Effective Date”), The Chemours Company (the “Company”) entered into Amendment No. 4 (the “Amendment”) by and among the Company, The Chemours Company FC, LLC, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends the Second Amended and Restated Credit Agreement, dated as of August 18, 2023, among the Company, the lenders from time to time party thereto and the Administrative Agent (as amended, supplemented or otherwise modified from time to time prior to October 15, 2025, the “Existing Credit Agreement” and as amended by the Amendment, the “Credit Agreement”). The Amendment extended the maturity date of the Company’s $1,050,000,000 senior secured U.S. dollar-denominated term loan facility (the “Term Loan B-3 US$ Facility”) from August 18, 2028 to October 15, 2032. The Amendment changed the applicable margin in respect of the Term Loan B-3 US$ Facility to, at the election of the Company, adjusted Term SOFR + 3.50% or adjusted base rate plus 2.50%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On October 13, 2025 (the “Factor Closing Date”), Chemours Deutschland GmbH, a private company with limited liability incorporated under the laws of Germany, Chemours International Operations Sarl, a private company with limited liability incorporated under the laws of Switzerland, Chemours Netherlands BV, a private company with limited liability incorporated under the laws of Netherlands, Chemours International BV, a private company with limited liability incorporated under the laws of Netherlands, Chemours UK Limited, a private company with limited liability incorporated under the laws of the United Kingdom, and Chemours Belgium BV, a private company with limited liability incorporated under the laws of Belgium (collectively, the “Chemours Sellers”), entered into a Receivables Purchase Agreement (the “Purchase Agreement”) with BNP Paribas Factor GmbH (“BNP”). On October 14, 2025, the Company, acceded to joint and several liability for all liabilities of the Chemours Sellers under the Receivables Purchase Agreement. Each of the Chemours Sellers is a direct or indirect wholly-owned subsidiary of the Company.

Pursuant to the Purchase Agreement, and subject to the terms and conditions set forth therein, the Chemours Sellers agree to offer for sale and to sell, and BNP agrees to purchase, certain eligible receivables and related rights in an amount of up to an aggregate outstanding balance of €180,000,000. The Purchase Agreement contains customary representations, warranties and covenants.

The initial term of the Purchase Agreement extends through October 14, 2026 and will be automatically extended for one-year period, unless earlier terminated in accordance with the terms of the Purchase Agreement. Pursuant to the Purchase Agreement, the purchase price for receivables sold pursuant to the Purchase Agreement will be the nominal amount of such receivables, less customary deductions. The Chemours Sellers and the Company will be obligated to pay applicable interest and fees to BNP.

The foregoing description is only a summary of the Receivables Purchase Agreement, and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement, which is filed as Exhibit 99.1 hereto, and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1

Amendment No. 4, dated as of October 15, 2025, by and among The Chemours Company, The Chemours Company FC, LLC, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, to the Second Amended and Restated Credit Agreement dated as of August 18, 2023.

99.1*

Receivables Purchase Agreement, dated as of October 13, 2025, by and between Chemours Deutschland GmbH, Chemours International Operations Sarl, Chemours Netherlands BV, Chemours International BV, Chemours UK Limited and Chemours Belgium BV and BNP Paribas Factor GmbH.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Shane Hostetter
Shane Hostetter
Senior Vice President, Chief Financial Officer
Date:	October 15, 2025